UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

January 30, 2007

SMART & FINAL INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-10811	95-4079584
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Citadel Drive City of Commerce, California	90040
(Address of principal executive offices)	(Zip Code)

(323) 869-7500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 24, 2005, Smart & Final Inc. (the “Company”) filed a report on Form 8-K to report the Company’s entry into a consulting agreement with Ross E. Roeder, the Company’s non-executive Chairman of the Board. The Company has amended the original consulting agreement, to extend the term from June 1, 2006 to the later of: (i) the conclusion of any transaction which may result from the Company’s strategic alternatives assessment process; or (ii) June 1, 2007. All the other terms of the original consulting agreement remain unchanged. This amendment to the consulting agreement was executed between the parties as of January 30, 2007. The original consulting agreement is incorporated herein by reference from our Quarterly Report on Form 10-Q for the quarter ended June 19, 2005, Exhibit No. 10.59, filed with the SEC on July 20, 2005 (SEC file No. 001-10811).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly authorized this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMART & FINAL INC.

Date: February 2, 2007	By:	/s/ Richard N. Phegley
Richard N. Phegley
Senior Vice President and Chief Financial Officer

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